                                                                      EXHIBIT 11

                       BRUSH WELLMAN INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                                                        FIRST QUARTER ENDED
                                                      -------------------------
                                                      March 28,       March 29,
                                                        1997             1996
                                                        ----             ----
Primary:
  Average shares outstanding                          16,287,458      16,114,128

  Dillutive stock options based
           on the treasury stock method
           using average market price                    141,099          20,353
                                                     -----------     -----------
                         TOTALS                       16,428,557      16,134,481
                                                     ===========     ===========
  Net Income                                         $ 6,490,000     $ 5,115,000

  Per share amount                                   $      0.39     $      0.32
                                                     ===========     ===========


Fully diluted:
  Average shares outstanding                          16,287,458      16,114,128

  Dillutive stock options based
           on the treasury stock method
           using average market price                    204,037          21,013
                                                     -----------     -----------
                         TOTALS                       16,491,495      16,135,141
                                                     ===========     ===========
  Net Income                                         $ 6,490,000     $ 5,115,000

  Per share amount                                   $      0.39     $      0.32
                                                     ===========     ===========

                                      15